UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2014

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 640-3838

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 28, 2014, Glowpoint, Inc. (the “Company”) entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). Under the Indemnification Agreements the Company is required to indemnify its directors and officers to the full extent authorized or permitted by the provisions of the Delaware General Corporation Law and the Company’s by-laws, provided that the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, the director or officer had no reasonable cause to believe such person’s conduct was unlawful. Under the Indemnification Agreements the Company is also required to advance expenses to the director or officer in connection with such person’s defense. The Indemnification Agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. The Company anticipates that it will enter into substantially similar Indemnification Agreements with any new directors and officers.

Each Indemnification Agreement conforms to the form of indemnification agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference. The foregoing summary of the Indemnification Agreements is qualified in its entirety by reference to the form of indemnification agreement attached as Exhibit 10.1 hereto.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On April 22, 2014, the Board of Directors of the Company (the “Board”) adopted the Glowpoint, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), subject to requisite stockholder approval. On May 28, 2014, the 2014 Plan was approved by the Company’s stockholders at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Also on May 28, 2014, the Board terminated the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). Notwithstanding the termination of the 2007 Plan, outstanding awards under the 2007 Plan will remain in effect accordance with their terms.

The purpose of the 2014 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees and other eligible persons through the grant of equity awards. Awards may be granted under the 2014 Plan to officers, employees, directors and consultants of the Company or its subsidiaries. The 2014 Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, cash awards and other awards, including stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Company’s common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof, or any similar securities with a value derived from the value of or related to the Company’s common stock and/or returns thereon. A total of 4,400,000 shares of the Company’s common stock are available for issuance pursuant to awards under the 2014 Plan.

The foregoing summary of the 2014 Plan is qualified in its entirety by reference to the actual terms of the 2014 Plan, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting of the Company was held on May 28, 2014.

(b)    The proposals listed below were submitted to a vote of the Company’s stockholders at the Annual Meeting. Each of the proposals was approved by the Company’s stockholders pursuant to the voting results set forth below.

1.    Election of the following persons to the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kenneth Archer	25,490,624	187,390	6,776,060
James H. Cohen	25,494,060	183,954	6,776,060
Peter Holst	25,496,432	181,582	6,776,060
Patrick J. Lombardi	25,494,409	183,605	6,776,060
James S. Lusk	25,492,996	185,018	6,776,060

2.    Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
32,358,081	31,171	64,822	0

3.    Approval of the Glowpoint, Inc. 2014 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
24,889,583	503,566	284,865	6,776,060

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for directors and officers.
10.2	Glowpoint, Inc. 2014 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014

GLOWPOINT, INC.

	By:	/s/ Peter J. Holst
Peter J. Holst
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement for directors and officers.
10.2	Glowpoint, Inc. 2014 Equity Incentive Plan.